UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

PAB Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (229) 241-2775

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 23, 2007, PAB Bankshares, Inc. (the "Registrant") issued a press release to announce that at the 2007 Annual Shareholders' Meeting held on May 22, 2007, the Registrant's shareholders voted to elect David K. Williams to serve on its Board of Directors. Following the shareholder meeting, the Registrant's Board of Directors appointed Mr. Williams to serve on the Board of Directors of the Registrant's subsidiary bank, The Park Avenue Bank. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Also at the 2007 Annual Shareholder Meeting held on May 22, 2007, Bill J. Jones and John M. Simmons, III retired as directors from The Registrant's Board of Directors and from the Board of Directors of the Registrant's subsidiary bank, The Park Avenue Bank. Both retirements were a result of the mandatory retirement age specified in the Registrant's Bylaws.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

     99.1 Press Release dated May 23, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB Bankshares, Inc. (Registrant)
May 23, 2007 (Date)	/s/ DONALD J. TORBERT, JR. Donald J. Torbert, Jr. Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated May 23, 2007